Exhibit 10.2

THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SENIOR SECURED PROMISSORY NOTE

Date of Issuance

$___	January10, 2024

FOR VALUE RECEIVED, BranchOut Food Inc., a Nevada corporation (fka Avolov LLC, an Oregon limited liability company) (the “Company”), hereby promises to pay to the order of ____ (together with its permitted successors and assigns, hereinafter referred to as the “Holder”), the principal sum of ____ Dollars ($___) together with interest thereon from the date of this note (this “Note”). Interest shall accrue on the unpaid principal balance of this Note at an aggregate rate of fifteen percent (15%) per annum (with a minimum of one year of interest), which interest shall accrue from the Closing Date and all accrued and unpaid interest shall be due and payable in full on the first Business Day of each month (the “Interest”). This Note is issued pursuant to that certain Subscription Agreement of even date herewith, by and between the Company and the other parties thereto (the “Subscription Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Subscription Agreement. The Note is secured pursuant to the terms of a Security Agreement (the “Security Agreement”).

1. Payments; Late Payment Fee. All payments will be made in lawful money of the United States of America by same day wire transfer of immediately available funds to an account designated by Holder in writing to the Company at least five (5) Business Days prior to the date of any payment. Payment will be credited first to accrued Interest due and payable, with any remainder applied to principal. The principal and Interest may be prepaid as provided in the Subscription Agreement. There will be a three (3)-day grace period following the first Business Day of each month, after which a late payment fee of $100 (the “Late Payment Fee”) per day shall be assessed and payable in addition to the past due Interest. Any arrears in Interest or the incurrence of a Late Payment Fee shall constitute an Event of Default hereunder until cured, and the Holder shall be entitled to all remedies available to it hereunder and under the Agreement.

2. Maturity Date.

(a) Unless prepaid as provided in the Subscription Agreement, and subject to Section 2(a) below, the aggregate unpaid principal amount of this Note, plus all accrued and unpaid Interest thereon, and all other amounts payable under this Note shall be due and payable on the earlier of: (a) December 31, 2024, (b) the closing of a Qualified Subsequent Financing and (c) the closing of a Change of Control (any such date, the “Maturity Date”). The parties may adjust or extend the Maturity Date by written agreement.

(b) Unless prepaid as provided in the Subscription Agreement, commencing as of July 1, 2024, in addition to the Interest payments described above, the Company shall make monthly payments to Holder equal to 1/18th of the total principal amount outstanding under this Note within ten (10) days of the first day of each calendar month until this Note is paid in full.

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3. Security. This Note is a general secured obligation of the Company, as set forth in the Security Agreement.

4. Remedies. If any Event of Default occurs and continues for a period of (a) ten (10) days, in the case of an Economic Default, or (b) thirty (30) days, in the case of a Non-Economic Default, after written notice thereof given by the Holder to the Company, then the Holder shall, by written election, elect to either (i) declare the Note immediately due and payable, or (ii) continue to hold the Note with the rate of Interest increased by 9% (from 15% to 24%), for so long as the Event of Default shall remain uncured.

5. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note, and the provision of notice between the Company and the Holder will be governed by the terms of the Subscription Agreement.

6. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto. Any transfer of this Note may be affected only pursuant to the Subscription Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee.

7. Limitation on Interest. In no event will any interest charged, collected, or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

8. Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule.

9. Approval. The Company hereby represents that Company’s execution of this Note has been duly approved based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family, or household purpose or for the repayment of any other debt.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND RIGHT TO PAYMENTS HEREUNDER ARE SENIOR IN ALL RESPECTS AND SHALL BE SUBJECT TO ALL PROVISIONS OF THE SUBSCRIPTION AGREEMENT, OF WHICH SECTION 7 IS INCORPORATED HEREIN BY THIS REFERENCE, AND TO THE EXTENT OF ANY CONFLICT OR INCONSISTENCY, THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT SHALL CONTROL.

[Signature Page Follows]

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The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Subscription Agreement.

BRANCHOUT FOOD INC., a Nevada corporation (fka Avolov LLC, an Oregon limited liability company)

By:
Name:	Eric Healy
Title:

[Signature Page – Senior Secured Promissory Note]

AGREED AND ACKNOWLEDGED:

HOLDER:

By:
Name:
Title:

[Signature Page – Senior Secured Promissory Note]